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EXHIBIT 3.1.4


DEAN HELLER                                                      FY03-47678
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz                                    FILED C8698-01
                                                                 DEC 31 2002
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             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
              (Pursuant to NRS 78.380 - Before Issuance of Stock)
                             - Remit in Duplicate -

1. Name of Corporation: Point 2 Point Services, Inc.
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2. The articles have been amended as follows (provide article numbers, if available):
     Change the name of the corporation to:

     Parr Development, Inc.
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3. The undersigned declare that they constitute at least two-thirds of the incorporators [X] or of the board of directors [X]
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4. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.
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5. Signatures:


/s/ signature
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Signature                                    Signature


IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.